Exhibit 10.1
FOURTH AMENDMENT TO THE
SECOND AMENDED AND RESTATED
HORNBECK OFFSHORE SERVICES, INC.
INCENTIVE COMPENSATION PLAN
This FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED HORNBECK OFFSHORE SERVICES, INC. INCENTIVE COMPENSATION PLAN (this "Amendment") is made effective as of the 18th day of June, 2015, by the Board of Directors (the "Board") of Hornbeck Offshore Services, Inc. (the "Company").
WHEREAS, the Company sponsors the Second Amended and Restated Hornbeck Offshore Services, Inc. Incentive Compensation Plan (the "Plan");
WHEREAS, pursuant to Section 13.1 of the Plan, the Board may at any time amend the provisions of the Plan;
WHEREAS, the Company desires to amend the Plan to increase the number of shares of common stock that may be delivered pursuant to awards granted under the Plan; and
WHEREAS, the stockholders of the Company have passed a resolution approving this Amendment;
NOW, THEREFORE, the Board hereby amends the Plan as follows:
1.Section 4.1 shall be amended to increase the number of shares authorized under the Plan by 750,000 by replacing the first sentence with the following:
"The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 4,950,000 shares."

2.    Except as set forth herein and as previously amended, the Plan shall continue in full force and effect.
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